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                                                                     Exhibit 4.5

                              DECLARATION OF TRUST


            THIS DECLARATION OF TRUST is dated as of July 9, 2001, between Dobson Communications Corporation, an Oklahoma corporation, as sponsor (the "Sponsor"), and Everett R. Dobson, Richard D. Sewell, Jr., Ronald L. Ripley, The Bank of New York, a New York banking corporation, and The Bank of New York (Delaware), a Delaware banking corporation, not in their individual capacities but solely as trustees (collectively the "Trustees" and each individually "Trustee"). The Sponsor and the Trustees hereby agree as follows:

            1. The trust created hereby (the "Trust") shall be known as "Dobson Financing Trust," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

            2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a Certificate of Trust with the Delaware Secretary of State in the form attached hereto.

            3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities (the "Preferred Securities") and the common securities (the "Common Securities") referred to herein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise contemplated by this Declaration of Trust, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

            The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the Sponsor of the Trust, (1) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and the 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the trust preferred securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the trust preferred securities of the Trust required to be filed pursuant to the 1933 Act, and (c) if and at such time as determined by the Sponsor, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the trust preferred securities of the Trust under the Securities Exchange Act of

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1934, as amended; (2) if and at such time as determined by the Sponsor, to file with any stock exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the trust preferred securities of the Trust to be listed on a stock exchange, or the NASD's Nasdaq National Market;
(3) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the trust preferred securities of the Trust under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (4) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the trust preferred securities of the Trust; and (5) to execute, deliver and perform on behalf of the trust an underwriting agreement with one or more underwriters relating to the offering of the trust preferred securities of the Trust. In the event that any filing referred to in this Section 3 is required by the rules and regulations of the Commission, any stock exchange, NASD, or state securities or "blue sky" laws to be executed on behalf of the Trust by the Trustees, Everett R. Dobson, Richard D. Sewell, Jr. and Ronald L. Ripley, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that each of such Trustees, in his capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless such Trustee is required to do so by the rules and regulations of the Commission, any stock exchange, NASD, or state securities or "blue sky" laws.

            4. This Declaration of Trust may be executed in one or more counterparts.

            5. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than five (5); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor.

            IT WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                       DOBSON COMMUNICATIONS CORPORATION, an
                                       Oklahoma corporation


                                       By: /s/ Everett R. Dobson
                                          -------------------------------------
                                          Everett R. Dobson
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                                                     "SPONSOR"


                                     -2-

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                                       THE  BANK  OF  NEW  YORK,  a  New  York
                                       banking corporation


                                          /s/ Ming J. Shiang
                                       By:____________________________________
                                              Ming J. Shiang
                                              Vice President


                                       THE  BANK  OF NEW  YORK  (DELAWARE),  a
                                       Delaware banking corporation


                                          /s/ Michael Santino
                                       By:____________________________________
                                              Michael Santino
                                              Senior Vice President


                                       /s/ Everett R. Dobson
                                       ---------------------------------------
                                       Everett R. Dobson


                                       /s/ Richard D. Sewell, Jr.
                                       ---------------------------------------
                                       Richard D. Sewell, Jr.


                                       /s/ Ronald L. Ripley
                                       ---------------------------------------
                                       Ronald L. Ripley

                                                                    "TRUSTEES"

                              CERTIFICATE OF TRUST
                                       OF
                             DOBSON FINANCING TRUST


            1.    The name of the business trust is:

                        DOBSON FINANCING TRUST

            2. The name and business address of the trustee having its principal place of business in the State of Delaware are:

               The Bank of New York (Delaware)
               White Clay Center
               Route 273
               Newark, Delaware 19711

            3.    This Certificate shall be effective upon the filing hereof.

            Executed this 9th day of July, 2001.

                                       THE  BANK  OF  NEW  YORK,  a  New  York
                                       banking corporation


                                          /s/ Ming J. Shiang
                                       By:____________________________________
                                              Ming J. Shiang
                                              Vice President


                                       THE  BANK  OF NEW  YORK  (DELAWARE),  a
                                       Delaware banking corporation


                                          /s/ Michael Santino
                                       By:____________________________________
                                              Michael Santino
                                              Senior Vice President


                                       /s/ Everett R. Dobson
                                       ---------------------------------------
                                       Everett R. Dobson


                                       /s/ Richard D. Sewell, Jr.
                                       ---------------------------------------
                                       Richard D. Sewell, Jr.


                                       /s/ Ronald L. Ripley
                                       ---------------------------------------
                                       Ronald L. Ripley